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As filed with the Securities and Exchange Commission on December 24, 2013

File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

SPG SpinCo Subsidiary Inc.*
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	46-4323686 (I.R.S. employer Identification number)
225 West Washington Street Indianapolis, Indiana (Address of principal executive offices)	46204 (Zip Code)

(317) 636-1600
(Registrant's telephone number, including area code)

            Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	New York Stock Exchange

            Securities to be registered pursuant to Section 12(g) of the Act: None

            Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

*
The registrant is currently named SPG SpinCo Subsidiary Inc. Before the effective date of this registration statement, the registrant will change its name.

 SpinCo

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

            Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

            The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions," "The Separation" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

            The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

            The information required by this item is contained under the sections of the information statement entitled "Summary — Summary Historical Combined Financial Information," "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Index to Financial Statements" and the statements referenced therein. Those sections are incorporated herein by reference.

Item 3.    Properties.

            The information required by this item is contained under the section of the information statement entitled "Business — Properties." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

            The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

            The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

            The information required by this item is contained under the section of the information statement entitled "Compensation Discussion and Analysis." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

            The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

            The information required by this item is contained under the section of the information statement entitled "Business — Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.

            The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "Capitalization," "The Separation," and "Description of SpinCo's Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

            The information required by this item is contained under the sections of the information statement entitled "Description of Material Indebtedness" and "Description of SpinCo's Capital Stock — Sale of Unregistered Securities." Those sections are incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

            The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "The Separation," and "Description of SpinCo's Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

            The information required by this item is contained under the section of the information statement entitled "Description of SpinCo's Capital Stock — Directors' Duties and Liability" and "Description of SpinCo's Capital Stock — Indemnification." Those sections are incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

            The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

            None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

            The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)
Exhibits

            See below.

            The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement by and between Simon Property Group, Inc. and SPG SpinCo Subsidiary Inc.*
3.1	Form of Amended and Restated Articles of Incorporation of SPG SpinCo Subsidiary Inc.*
3.2	Form of Amended and Restated Bylaws of SPG SpinCo Subsidiary Inc.*
10.1	Form of Amended and Restated Agreement of Limited Partnership of SPG SpinCo Subsidiary L.P.*
10.2	Form of Property Management Agreement by and between Simon Management Associates III, LLC and subsidiary of SPG SpinCo Subsidiary Inc.*
10.3	Form of Transition Services Agreement by and between Simon Property Group, Inc. and SPG SpinCo Subsidiary Inc.*
10.4	Form of Tax Matters Agreement by and between Simon Property Group, Inc. and SPG SpinCo Subsidiary Inc.*
10.5	Form of Employee Matters Agreement by and between Simon Property Group, Inc. and SPG SpinCo Subsidiary Inc.*
21.1	Subsidiaries of SPG SpinCo Subsidiary Inc.*
99.1	Information Statement of SPG SpinCo Subsidiary Inc., preliminary and subject to completion, dated December , 2013**

*
To be filed by amendment.

**
Filed herewith.

 SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SPG SPINCO SUBSIDIARY INC.
By:	/s/ RICHARD S. SOKOLOV
	Name:	Richard S. Sokolov
	Title:	Chairman of the Board of Directors

Date: December 24, 2013

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SpinCo INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES